Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated March 17, 2011, with respect to the consolidated financial statements and schedule of Diversey Holdings, Inc. for the year ended December 31, 2010, in the Registration Statements (No. 333-152909, No. 333-89090 and No. 333-126890) on Form S-8 and in the Registration Statements (No. 333-177130 and No. 333-157851) on Form S-3ASR of Sealed Air Corporation, included in this Form 8-K/A.

/s/ Ernst & Young LLP

Chicago Illinois

December 19, 2011